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                                    EXHIBITS

23. Consent of Independent Auditors

                                                                      Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45152) pertaining to the Horace Mann Supplemental Retirement and Savings Plan and in the related Prospectus of our report dated May 16, 2003 with respect to the financial statements and supplemental schedule of the Horace Mann Supplemental Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
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Ernst & Young LLP

Chicago, Illinois
June 27, 2003